SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Urovant Sciences Ltd.

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Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On September 12, 2019

Dear Shareholder:

You are cordially invited to attend the Urovant Sciences Ltd. 2019 Annual General Meeting of Shareholders, or the Annual Meeting, which will be held at the Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT, United Kingdom on Thursday, September 12, 2019 at 10:00 a.m. local time for the following purposes:

1.

To elect the Board of Directors’ six nominees for director, Myrtle S. Potter, Keith A. Katkin, Sef P. Kurstjens, M.D., Ph.D., Pierre Legault, James Robinson and Frank M. Torti, M.D., to serve as directors until our 2020 Annual General Meeting of Shareholders and until their successors are duly elected;

2.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2020, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2020 and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2020;

3.	To approve the Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan;

4.	To approve an amendment to the Urovant Sciences Ltd. 2017 Equity Incentive Plan to increase the number of common shares issuable thereunder from 4,283,431 to 7,283,431; and

5.	To conduct any other business properly brought before the Annual Meeting.

We will also lay before the Annual Meeting our audited consolidated financial statements as of and for our fiscal year ended March 31, 2019, pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and our Bye-laws.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Monday, July 15, 2019. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to Be

Held on Thursday, September 12, 2019 at 10:00 a.m. Local Time

at the Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT, United Kingdom.

The Proxy Statement and Annual Report to Shareholders are available at www.proxydocs.com/UROV.

By Order of the Board of Directors

Keith A. Katkin
Principal Executive Officer

London, United Kingdom

July 29, 2019

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by completing, signing and dating the enclosed proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

PROXY STATEMENT

FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On September 12, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors, or the Board, of Urovant Sciences Ltd., or Urovant, is soliciting your proxy to vote at the 2019 Annual General Meeting of Shareholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about July 29, 2019 to all shareholders of record entitled to vote at the Annual Meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, September 12, 2019 at 10:00 a.m. local time at the Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT, United Kingdom. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on Monday, July 15, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 30,340,432 common shares outstanding and entitled to vote.

Shareholder of Record: Common Shares Registered in Your Name

If, on Monday, July 15, 2019, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Other Agent

If, on Monday, July 15, 2019, your common shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•

Election of the Board’s six nominees for director, Myrtle S. Potter, Keith A. Katkin, Sef P. Kurstjens, M.D., Ph.D., Pierre Legault, James Robinson and Frank M. Torti, M.D., to serve as directors until our 2020 Annual General Meeting of Shareholders and until their successors are duly elected;

•

Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2020, the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, or the Companies Act, for our fiscal year ending March 31, 2020 and the authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2020;

•	Approval of the Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan; and

•	Approval of an amendment to the Urovant Sciences Ltd. 2017 Equity Incentive Plan to increase the number of common shares issuable thereunder from 4,283,431 to 7,283,431.

In addition to the four matters scheduled for a vote, in accordance with the Companies Act and our Bye-law 74, our audited consolidated financial statements as of and for our fiscal year ended March 31, 2019 will be laid before the Annual Meeting. These consolidated financial statements were audited by Ernst & Young LLP. The Audit Committee of the Board has approved these consolidated financial statements. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to Ernst & Young LLP, our auditor for our fiscal year ended March 31, 2019, as required by the Companies Act.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote “For” all six of the nominees to the Board, you may vote “Against” any nominee(s) you specify or you may abstain from voting. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are described below.

Shareholder of Record: Common Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Urovant. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Monday, July 15, 2019.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote in person at the Annual Meeting or do not complete and deliver your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all six nominees for director;

•

“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, appointment of Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2020 and authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP;

•	“For” the approval of the Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan; and

•	“For” the approval of an amendment to the Urovant Sciences Ltd. 2017 Equity Incentive Plan to increase the number of common shares issuable thereunder from 4,283,431 to 7,283,431.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Urovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or agent, you should follow the instructions provided by your broker, bank or other agent.

When are shareholder proposals and director nominations due for next year’s Annual General Meeting of Shareholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Tuesday, March 31, 2020 to Urovant Sciences Ltd., Attn: Corporate Secretary, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2020 Annual General Meeting of Shareholders, you must deliver your notice to Urovant no earlier than May 15, 2020 and no later than June 14, 2020, in accordance with our Amended and Restated Bye-laws, or our Bye-laws. Your notice to Urovant must also set forth the information specified in our Bye-laws. For more information, and for the detailed requirements, please refer to our Bye-laws filed as Exhibit 3.3 to our Registration Statement on Form S-1 (File No. 333-226169), filed with the U.S. Securities and Exchange Commission, or the SEC, on July 13, 2018.

How are votes counted?

Votes will be counted in the first instance on a show of hands. If a poll is demanded, however, in accordance with the Bye-laws, every person present at the Annual Meeting will have one vote for each common share of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by ballot if so demanded in accordance with our Bye-laws. With respect to Proposal 1, Proposal 3 and Proposal 4, votes “For” and “Against” and abstentions and broker non-votes will be separately counted. With respect to Proposal 2, votes “For” and “Against” and abstentions will be separately counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed to be “non-routine” (e.g., election of directors), the broker, bank or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

All proposals will be decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-laws. Only votes “For” or “Against” will affect the outcome. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of common shares representing a majority of the aggregate voting rights of the issued and outstanding common shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. On the record date, there were 30,340,432 common shares outstanding and entitled to vote. Therefore, the holders of 15,170,217 common shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Annual Meeting, a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Annual Report on Form 10-K and annual report to shareholders are available at www.proxydocs.com/UROV.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board presently has six members, each of whom is nominated for election at the Annual Meeting. Each director is elected to serve a one-year term, with all directors subject to annual election. Vacancies on the Board may be filled by the Board or by the shareholders in a general meeting. A director elected to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve until the earlier of the next annual general meeting or the date that such director’s office is otherwise vacated.

Messrs. Katkin and Legault and Dr. Kurstjens were appointed to the Board in July 2018, Ms. Potter and Dr. Torti were appointed to the Board in August 2018 and Mr. Robinson was appointed to the Board in March 2019 upon recommendation by the non-management directors. If elected at the Annual Meeting, each of the nominees listed below would serve until the 2020 Annual General Meeting of Shareholders and until his or her successor has been duly elected, or, if sooner, until the director’s death, resignation or removal.

To be elected, a nominee must receive “For” votes representing a majority of the votes cast on that nominee’s election. As this is an uncontested election, any nominee who receives a greater number of votes “Against” than votes “For” such election will not be elected to the Board, and the position on the Board that would have been filled by that director nominee will become vacant.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Urovant. Each person nominated for election has agreed to serve if elected. Urovant’s management has no reason to believe that any nominee will be unable to serve.

The following table identifies the director nominees for election, as well as the position they hold at Urovant, any committee membership and their ages as of July 1, 2019:

Name	Age	Director Since	Position	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Myrtle S. Potter	60		Director and Chairperson of the Board			✓		✓	*
Keith A. Katkin	47		Principal Executive Officer and Director
Sef P. Kurstjens, M.D., Ph.D.	56		Director	✓		✓	*
Pierre Legault	59		Director	✓	*	✓		✓
James Robinson	49		Director	✓
Frank M. Torti, M.D.	40		Director					✓

*	Chairperson.

Below is a brief biography of each director nominee.

Myrtle S. Potter has served as the Chairperson of our Board since August 2018. Ms. Potter has served as a Vant Operating Chair of Roivant Sciences, Inc. since July 2018. Ms. Potter founded Myrtle Potter & Company, LLC, a private healthcare and life sciences consulting firm, in September 2005, and served as the Chief Executive Officer until June 2018. From August 2009 until December 2014, Ms. Potter served as Founder and Chief Executive Officer of Myrtle Potter Media, Inc., a consumer healthcare company. From 2000 to 2004, Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as the President, Commercial Operations and Executive Vice President of Genentech. Prior to that, Ms. Potter held various positions, including President, Cardiovascular/Metabolics at Bristol-Myers Squibb and a vice president at Merck & Co. Ms. Potter currently serves on the boards of directors of Liberty Mutual Holding Company Inc., a diversified global insurance company, Axsome Therapeutics, Inc., Myovant Sciences Ltd., Arbutus Biopharma Corporation and Axovant Sciences Ltd., all biopharmaceutical companies, and a number of privately held companies. Ms. Potter previously served on the boards of directors of Rite Aid Corporation, a leading drug store retailer, from 2013 to 2018, Insmed Inc., a biopharmaceutical company from 2014 to 2018, Everyday Health, Inc., a leading provider of digital health and wellness solutions, from October 2010 until its acquisition in December 2016, and Amazon.com, Inc., a leading e-commerce company, from 2004 to 2009. She also served on the boards of directors of Medco Health Solutions Inc. and Express Scripts Holding Co., subsequent to its acquisition of Medco Health Solutions, as well as other privately held companies. Ms. Potter earned a B.A. from the University of Chicago. Our Board believes that Ms. Potter’s extensive operational experience leading biopharmaceutical companies and her expertise in commercializing prescription drugs qualifies her to serve as a member of our Board.

Keith A. Katkin has served as our Principal Executive Officer since May 2018, a member of our Board since July 2018, and as the President and Chief Executive Officer of Urovant Sciences, Inc., or USI, since September 2017. From March 2007 through January 2016, he was President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he led the company through its acquisition by Otsuka Pharmaceutical Co., Ltd. in 2015. He also served as a member of the board of directors of Avanir since 2007. Mr. Katkin joined Avanir in July 2005 as the Senior Vice President of Sales and Marketing and a member of Avanir’s executive management team. From 2004 to 2005, Mr. Katkin served as the Vice President, Commercial Development for Peninsula Pharmaceuticals, Inc., a biopharmaceutical company, until it was acquired by Ortho-McNeil Pharmaceutical, Inc., a subsidiary of Johnson and Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Inc., Amgen Inc. and Abbott Laboratories. Mr. Katkin currently serves as director of Syndax Pharmaceuticals Inc., Novus Therapeutics, Inc. (Chairman) and Rigel Pharmaceuticals, Inc., all of which are publicly traded biopharmaceutical companies. Mr. Katkin earned a B.S. in Business and Accounting from Indiana University and an M.B.A. from the Anderson School at University of California, Los Angeles. Our Board believes that Mr. Katkin’s executive experience and his membership on the board of directors of several biotechnology companies qualify him to serve as a member of our Board.

Sef P. Kurstjens, M.D., Ph.D. has served as a member of our Board since July 2018. From April 2013 to April 2018, Dr. Kurstjens served as Chief Medical Officer at Astellas Pharma Inc. At Astellas, Dr. Kurstjens was responsible for development, regulatory affairs, medical affairs, pharmacovigilance and quality assurance and was a member of the Corporate Executive Committee. From 2010 to 2013, Dr. Kurstjens was the President and Chief Executive Officer at Agensys, Inc., an early stage oncology Astellas affiliate. From 2007 to 2010, Dr. Kurstjens served as the Senior Vice President, Chief Medical Officer and Head, Global Drug Development at Allergan plc. Dr. Kurstjens entered the pharmaceutical industry with Sandoz Pharmaceuticals (now a Novartis International AG company) in Basel, Switzerland in 1991, and from 1993 to 2005 held positions of increasing responsibility with Pfizer Inc. in both Europe and the United States, including Vice President Worldwide Therapeutic Area Head of Gastrointestinal and Genitourinary. Dr. Kurstjens received his qualifications in medicine and physiology from University of the Witwatersrand in Johannesburg, South Africa. Our Board believes that Dr. Kurstjens’ experience in various research and development roles for biopharmaceutical companies qualifies him to serve as a member of our Board.

Pierre Legault has served as a member of our Board since July 2018. Mr. Legault has served on the board of directors of Poxel SA since January 2016 and has been Chairman of such board since March 2016. Since February 2018, Mr. Legault has served on the board of directors and as Chairman of the board of Artios Pharma Limited and, since March 2019, Mr. Legault has also served on the board of directors and as Chairman of the board of Bicycle Therapeutics. Mr. Legault has also served as a director of Syndax Pharmaceuticals Inc. since January 2017. Mr. Legault has also previously served as a member of the boards of directors at Clementia

Pharmaceuticals Inc., Forest Laboratories, Inc., Tobira Therapeutics, Inc., NPS Pharmaceuticals, Inc., Regado Biosciences, Inc., ARMO Biosciences, Iroko Pharmaceuticals LLC, Cyclacel Pharmaceuticals Inc., Eckerd Pharmacy and NephroGenex, Inc., where he also served as the Chairman and Chief Executive Officer from 2012 to 2016. From 2010 to 2012, Mr. Legault served as the Chief Executive Officer of Prosidion Ltd., a subsidiary of Astellas, and from 2009 to 2010, he served as the Chief Financial Officer and Treasurer of OSI Pharmaceuticals, Inc. Mr. Legault also previously served as the President of Eckerd Pharmacy and Senior Executive Vice President and Chief Accounting Officer of the Rite Aid Corporation. Between 1989 and 2005, Mr. Legault held various global roles such as President, Chief Executive Officer and Chief Financial Officer at legacy companies of the Sanofi-Aventis group. Mr. Legault earned a B.B.A. in Business & International Finance from HEC Montreal, an M.B.A. in Marketing from McGill University and holds C.A. and C.P.A. diplomas. He also studied at Harvard Business School in their Graduate Executive MBA program. Our Board believes that Mr. Legault’s experience leading and managing a number of biopharmaceutical companies as chief executive officer qualifies him to serve as a member of our Board.

James Robinson has served as a member of our Board since March 2019. Mr. Robinson has served on the board of directors of Neos Therapeutics, Inc. since January 2019. Mr. Robinson previously served on the board of directors of Pharmaceutical Research and Manufacturers of America from 2013 to March 2018. Mr. Robinson has been the President and Chief Operating Officer at Alkermes, Inc. since March 2018, where he is responsible for the global commercial, new product planning, corporate planning and business development functions. Prior to that, Mr. Robinson served as President, Americas Operations for Astellas US LLC, a U.S. affiliate of Astellas Pharma Inc., a pharmaceutical company headquartered in Japan, from April 2016 through February 2018, a position with responsibility for all aspects of commercial, corporate development, human resources, finance, corporate affairs and international operations for North and South America. From April 2013 until March 2016, Mr. Robinson served as President for Astellas Pharma US, where he was responsible for leading Astellas’ commercial organization in the United States. Mr. Robinson earned a BS degree from DePaul University. Our Board believes that Mr. Robinson’s knowledge and experience in the urology market and extensive commercial experience qualifies him to serve as a member of our Board.

Frank M. Torti, M.D. has served as a member of our Board since August 2018. Dr. Torti has served as a Vant Investment Chair of Roivant Sciences, Inc., or RSI, since August 2018. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Since November 2018, Dr. Torti has served on the boards of directors and as Chairman of the boards of Arbutus Biopharma Corporation, a biopharmaceutical company, and Axovant Sciences Ltd., a biopharmaceutical company, and on the board of directors of Myovant Sciences Ltd., a biopharmaceutical company focused on women’s health and other endocrine-related disorders. Dr. Torti has also previously served on the boards of directors of several development and commercial stage private healthcare companies, including Annexon Biosciences, Inc., Eargo Inc., Galera Therapeutics, Inc., NeoTract, Inc., Novast Pharmaceuticals Ltd., OrphoMed, Inc., Tarveda Therapeutics, Inc. and XOC Pharmaceuticals, Inc. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina. Our Board believes that Dr. Torti’s extensive experience in healthcare investing, as well as his clinical trial background, qualifies him to serve on our Board.

The Board Of Directors Recommends

A Vote “For” Each Named Nominee.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

We are a “controlled company” within the meaning of the listing rules of The Nasdaq Global Select Market, or Nasdaq. We will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by Roivant Sciences Ltd., or RSL, or the RSL designated directors control all matters presented to our Board for a vote. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we are not required to have a majority of “independent directors” on our Board, as defined under the Nasdaq listing rules, or to have a compensation committee or a board committee performing the board nominating function composed entirely of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may continue to rely on these exemptions so long as we are allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we intend to comply with the requirements of Rule 10A-3 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing rules, which rules require that our Audit Committee be composed of at least three members. Under Rule 10A-3 of the Exchange Act, we are permitted to phase in our compliance with the independent audit committee requirements set forth in Rule 10A-3 of the Exchange Act as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing.

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that Dr. Kurstjens, Mr. Legault and Mr. Robinson representing three of the six members of our Board, are independent, as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing rules. Our Board has determined that Mr. Katkin, Ms. Potter and Dr. Torti are not independent under applicable SEC and Nasdaq listing rules. We plan to comply with the corporate governance requirements of the SEC and the Nasdaq listing rules.

Board Leadership Structure

Ms. Potter currently serves as Chairperson of the Board. The Board believes that Ms. Potter’s role as Chairperson helps ensure that management and the Board act with common purpose and benefit from the extensive executive leadership and operational experience of Ms. Potter. The Board believes that Ms. Potter is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Further, the Board believes it is advantageous to have a Chairperson with an extensive history with and knowledge of Urovant (as is the case with Ms. Potter) as compared to a relatively less informed independent Chairperson. In addition, the Board believes that, under current circumstances, the separation of the offices of Chairperson and Principal Executive Officer will enhance oversight of management and Board function, allowing Mr. Katkin the ability to focus on his primary responsibilities as Principal Executive Officer, enhancing shareholder value and expanding and strengthening our business.

Our corporate governance guidelines provide that the Board will select its Chairperson in the manner that it determines to be in the best interests of our shareholders. The same person may hold the positions of Principal Executive Officer and Chairperson, or the Board may separate these offices. If the Chairperson is an independent director, the Board may designate the Chairperson as the lead independent director. If the Chairperson is not an independent director, the Board may designate one of the independent directors as the lead independent director. At the present time, the Board believes that the current Board members, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee our business and affairs. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions at which only independent directors are present.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes its current leadership structure supports the risk oversight function of the Board.

In particular, the Board is responsible for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing us and considering ways to address those risks and overseeing the establishment and maintenance of processes and conditions to maintain our integrity. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors compliance with legal and regulatory requirements, including oversight of related-person transactions, complaint procedures, ethical compliance and regulatory and accounting initiatives. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

The oversight responsibility of the Board and its committees is informed by reports from our management team that are designed to provide visibility to Board about the identification and assessment of key risks and our risk mitigation strategies. At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks. In addition, among other matters, management provides the Audit Committee of the Board periodic reports on our compliance programs and investment policy and practices.

Meetings of the Board of Directors; Attendance at Annual Meeting of Shareholders

During our fiscal year ended March 31, 2019, the Board met 11 times; the Audit Committee met three times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met two times. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable Nasdaq listing rules, in our fiscal year ended March 31, 2019, our independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Our policy is that directors are encouraged to attend the Annual General Meetings of Shareholders. No Annual General Meetings of Shareholders were held in 2018.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

From time to time, the Board may establish other committees to facilitate the management of our business. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the written charters of such committees, are available on our website at http://ir.urovant.com/corporate-governance.

Audit Committee

Our Audit Committee consists of Messrs. Legault and Robinson and Dr. Kurstjens. Mr. Legault is the chairperson of the Audit Committee.

Our Board has determined that each of Dr. Kurstjens, Mr. Legault and Mr. Robinson is an independent director under the Nasdaq listing rules and is independent under Rule 10A-3 of the Exchange Act. Our Board has further determined that each of the members of the Audit Committee satisfy the financial literacy and sophistication requirements of the SEC and the Nasdaq listing rules. In addition, our Board has determined that Mr. Legault qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the U.S. Securities Act of 1933, as amended, or the Securities Act.

The principal duties and responsibilities, among others, of our Audit Committee include:

•

recommending and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly consolidated financial statements; and

•

conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements for our fiscal year ended March 31, 2019 with our management. The Audit Committee has also discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2019.

By the Audit Committee of the Board of Directors of Urovant Sciences Ltd.

Dr. Sef Kurstjens, M.D., Ph.D.

Mr. Pierre Legault

Mr. James Robinson

Compensation Committee

Our Compensation Committee consists of Dr. Kurstjens, Mr. Legault and Ms. Potter. Each of Dr. Kurstjens and Mr. Legault is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act. Dr. Kurstjens is the chairperson of the Compensation Committee.

The principal duties and responsibilities, among others, of our Compensation Committee include:

•

establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

•	exercising administrative authority under our equity incentive plan and employee benefit plans;

•	establishing policies and making recommendations to our Board regarding director compensation;

•	overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•

preparing a compensation committee report on executive and director compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Compensation Committee Processes and Procedures

The Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Principal Executive Officer, the Principal Financial Officer and legal counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, to provide advice or to otherwise participate in Compensation Committee meetings. The Principal Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Urovant.

In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation and oversight of the work of such party, and we will provide for appropriate funding, as determined by the Compensation Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at our expense. Under the charter, the Compensation Committee may select a compensation consultant or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors prescribed by the SEC and Nasdaq; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, a national compensation consulting firm, to provide executive compensation advisory services based, in part, on its reputation and extensive experience in the industry. The Compensation Committee determined that Radford was independent from management and had no conflicts of interest in connection with the advisory services to be provided. Specifically, the Compensation Committee requested that Radford develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group. Radford also conducted discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Principal Executive Officer, the Compensation Committee solicits and considers recommendations submitted to the Compensation Committee by the Principal Executive Officer. The evaluation of the performance of the Principal Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Compensation Committee Interlocks and Insider Participation

At various times during our fiscal year ended March 31, 2019, the Compensation Committee was comprised of Dr. Kurstjens, Mr. Legault and Ms. Potter. None of the directors serving on our Compensation Committee is, or has at any time during the past year been, one of our officers or employees, nor is any director serving on our Compensation Committee one of our former officers. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Potter, Mr. Legault and Dr. Torti. Ms. Potter is the chairperson of the Nominating and Corporate Governance Committee.

The principal duties and responsibilities, among others, of our Nominating and Corporate Governance Committee include:

•	assessing the need for new directors and identifying individuals qualified to become directors;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	assessing individual director performance, participation and qualifications;

•

developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•	monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

•	overseeing an annual evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Urovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Urovant, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee, c/o Urovant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom, Attn: Corporate Secretary, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual General Meeting of Shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and the class and number of our common shares that are owned beneficially by such nominee as of the date of the submission is made and the date such shares were acquired. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Shareholder Communications with the Board of Directors

The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Urovant Sciences Ltd., Attn: Corporate Secretary, at Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom. The Corporate Secretary will forward each communication to the Principal Financial Officer of USI or his or her designee, and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded. Written communications must set forth the name and address of the shareholder on whose behalf the communication is sent and the number and class of shares of Urovant that are owned beneficially by such shareholder as of the date of the communication.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.urovant.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to establish guidelines for the Board’s conduct and operation. The guidelines are designed to give directors and management a flexible framework for effectively pursuing their objectives for the benefit of shareholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Principal Executive Officer evaluation and succession planning, and board assessment and compensation. The Corporate Governance Guidelines may be viewed at http://ir.urovant.com/corporate-governance.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,

APPOINTMENT OF AUDITOR FOR STATUTORY PURPOSES AND AUTHORIZATION FOR THE

BOARD TO SET AUDITOR REMUNERATION

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2020, and we are submitting the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. We are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual meeting, and authorization for the Board, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.

Independent Registered Public Accounting Firm Fees and Services

Ernst & Young LLP served as our independent registered public accounting firm for our fiscal year ending March 31, 2019 and 2018. The following tables present aggregate fees billed by Ernst & Young LLP for our fiscal years ended March 31, 2019 and 2018.

	Fiscal Year Ended March 31, 2019	Fiscal Year Ended March 31, 2018
Audit Fees(1)	$725,750	$159,190
Audit Related Fees	—	—
Tax Fees(2)	5,000	—
All Other Fees	—	—

Total Fees	$730,750	$159,190

(1)

Includes fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements included in our Annual Report on Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including issuance of consents. For the fiscal year ended March 31, 2019, “Audit Fees” includes $240,750 for services rendered by Ernst & Young LLP in connection with our Form S-1 related to our initial public offering.

(2)	Includes fees for professional services related to tax compliance.

All of the fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of our common shares present in person or represented by proxy and voting on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, appoint Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2020 and authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP. Abstentions will not affect the outcome of the vote on this proposal.

If the shareholders do not approve the appointment of Ernst & Young LLP and the Audit Committee’s authority to set Ernst & Young LLP’s remuneration, the Audit Committee will consider the appointment of another auditor to be approved by the shareholders.

We expect that representatives of Ernst & Young LLP will be present by telephone at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

The Board of Directors Recommends

A Vote In Favor of Proposal 2.

PROPOSAL 3

APPROVAL OF THE UROVANT SCIENCES LTD. 2019 EMPLOYEE STOCK PURCHASE PLAN

Background

Our 2019 Employee Stock Purchase Plan, or the 2019 ESPP, is designed to provide our eligible employees and those of our participating parents or subsidiaries, or Related Corporations, with the opportunity to purchase shares of our common stock on periodic purchase dates, typically through their accumulated payroll deductions.

The 2019 ESPP may generally be administered by the Board or a committee of the Board, or, as applicable, the ESPP Administrator. The ESPP Administrator has the authority to exercise such powers and perform such acts it deems necessary or expedient to promote the best interests of Urovant and our Related Corporations and to carry out the intent that the 2019 ESPP be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code, or the Code; to construe and interpret any of the provisions of the 2019 ESPP and purchase rights thereunder; to establish, amend, and revoke rules, procedures, sub-plans, and regulations for the administration of the 2019 ESPP; to determine the requirements and limitations applicable to offerings and purchase rights under the 2019 ESPP; to settle all controversies regarding the 2019 ESPP and purchase rights; to suspend, terminate, or amend the 2019 ESPP as provided in the 2019 ESPP.

Unless the ESPP Administrator determines otherwise, each offering under the 2019 ESPP will be for a period of six months and will consist of consecutive offering periods of approximately six months in length. Offering periods begin on January 1 and July 1 (or the first trading day after such date), unless the ESPP Administrator determines otherwise, with the first offering period commencing on January 1, 2020. The ESPP Administrator will have the discretion to restructure an offering if the fair market value of a share of common stock on the first trading day of a new purchase period within an offering is less than or equal to the fair market value of a share of common stock on the offering date for such offering, or to provide for certain modified terms for a participant who first becomes eligible during the course of an offering.

Each participant in the 2019 ESPP will be granted an option on the first day of the offering period, or a Purchase Right, to purchase shares of common stock up to limits designated by the ESPP Administrator and the Purchase Right will be automatically exercised on the applicable purchase date(s) during the offering period specified by the ESPP Administrator, using the contributions the participant has made for this purpose. Unless the ESPP Administrator determines otherwise, the purchase price for the common stock purchased under the 2019 ESPP is 85% of the lesser of the fair market value of the common stock on the first day of the applicable offering period or on the applicable purchase date(s) during the offering period specified by the ESPP Administrator, which has the power to change the duration of the offering periods (up to 27 months beginning with the offering date). The purchase price will never be lower than 85% of the lesser of the fair market value of the common stock on the first day of the applicable offering period or on the applicable purchase date(s) during the offering period. As of July 22, 2019, the fair market value of our common stock was $8.66 per share.

As discussed above, we believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The 2019 ESPP is designed to more closely align the interests of our employees with those of our shareholders by encouraging employees to invest in our common stock, and to help our employees share in Urovant’s success through the appreciation in value of such purchased stock. The 2019 ESPP, together with our equity plan, are important employee retention and recruitment vehicles.

Summary of the Proposal

Our Board approved the 2019 ESPP on July 9, 2019, subject to approval by our shareholders at our 2019 Annual Meeting. We are seeking shareholder approval of the 2019 ESPP. The 2019 ESPP became effective immediately upon adoption by the Board, but no purchase rights will be exercised unless and until the 2019 ESPP has been approved by the shareholders of Urovant, which must occur within 12 months before or after the date the 2019

ESPP is adopted (or, if required by applicable legal, regulatory, or listing requirements, materially amended) by the Board.

The 2019 ESPP, as adopted and approved by our Board, will have a maximum number of shares available for sale of 450,000 shares of common stock, plus the number of shares of common stock to be automatically added on November 1 of each year commencing on the first November 1 following the year in which the 2019 ESPP is adopted and ending on (and including) November 1, 2028. The annual addition to the share reserve shall be the lesser of (i) 1% of the total number of shares of capital stock outstanding on March 31 of the preceding calendar year, and (ii) 600,000 shares of common stock. The ESPP Administrator may act prior to the first day of any calendar year to provide that there will be no November 1 increase in the share reserve for such calendar year, or to provide for a lesser increase in the share reserve than as set forth in the preceding sentence. If any purchase right terminates without having been exercised in full the unpurchased shares of common stock under such purchase right will become available for issuance under the 2019 ESPP.

Our Board believes it is in the best interests of Urovant and our shareholders to provide our employees with the opportunity to acquire an ownership interest in Urovant through their participation in the 2019 ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our shareholders.

The Importance of the 2019 ESPP

We believe that adopting and approving the 2019 ESPP is necessary for us to continue to offer a competitive equity incentive program in the future.

Description of 2019 ESPP

International Stock Purchase Rights

To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the 2019 ESPP also permits us to grant non-U.S. employees rights to purchase stock pursuant to rules or sub-plans adopted by the ESPP Administrator in order to achieve tax, securities law or other compliance objectives, or International Awards. While the 2019 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code, such International Awards, if any, will not qualify under Section 423 of the Code. Please refer to “Certain United States Federal Tax Consequences” below for a discussion of U.S. federal tax consequences under Section 423 of the Code.

Eligibility

Employees generally are eligible to participate in the 2019 ESPP if they are classified as a Code Section 3401(c) employee by Urovant Sciences Ltd. or by a Related Corporation, as of the offering date, and satisfy such eligibility requirements specified by the ESPP Administrator for the applicable offering. For example, the ESPP Administrator may require that employees must have been employed by Urovant or by a Related Corporation for a continuous period preceding the offering date (which must be shorter than two years), and/or may require that the employee’s customary employment with Urovant or with a Related Corporation must be more than 20 hours per week and more than five months in any calendar year. As of July 15, 2019, approximately 45 employees would have been eligible to participate in the 2019 ESPP.

Special Limitations

The 2019 ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•

Purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing 5% or more of the total combined voting power or value of all classes of stock of Urovant or any Related Corporation;

•

Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted;

•

Unless otherwise determined by the ESPP Administrator, the maximum number of shares that all participants may purchase in the aggregate on any purchase date is 150,000 shares and the maximum number of shares that a participant may purchase on any purchase date is 60,000 shares; and

•

Unless otherwise approved by the ESPP Administrator in advance for future offering periods, no participant will be permitted to contribute more than 15% of such participant’s base compensation (exclusive of variable compensation and overtime, subject to the ESPP Administrator’s discretion to permit inclusion of any form(s) of variable compensation on a uniform, nondiscriminatory, and prospective basis) to purchases during the period that begins on the offering date (or such later date as the ESPP Administrator determines for a particular offering) and ends on the date stated in the offering (which shall be no later than the end of the offering).

Termination of Purchase Rights

A purchase right will terminate upon the participant’s election to withdraw from the 2019 ESPP. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded to the participant if the election to withdraw from the 2019 ESPP is received by Urovant by the applicable deadline prior to the applicable purchase date for withdrawing. A withdrawal from an offering will have no effect on the participant’s eligibility to participate in any other offerings under the 2019 ESPP, but such participant will have to deliver a new enrollment form to participate in subsequent offerings.

A purchase right will also terminate upon the participant’s termination of employment (subject to any post-employment participation period required by law), or upon the participant ceasing to be eligible to participate. In either case, any accumulated but unused payroll deductions that the participant may have made during the offering period in which the termination or ineligibility occurs will be refunded to the participant. Upon a participant’s death, and in the absence of a valid beneficiary designation, Urovant will deliver any shares of common stock and/or contributions, without interest, under the 2019 ESPP to the executor or administrator of the participant’s estate or, if no such individual has been appointed to the knowledge of Urovant, others as provided in the 2019 ESPP.

Unless otherwise specified in the offering or required by applicable law, Urovant will have no obligation to pay interest on contributions.

In addition, Urovant has specifically reserved the right, exercisable in the sole discretion of the ESPP Administrator to terminate the 2019 ESPP, or any offering period thereunder, at any time.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights unless and until the shares are actually purchased on the participant’s behalf and recorded in the books of Urovant or its transfer agent.

Assignability

Purchase rights will only be exercisable by the participant during the participant’s lifetime. No purchase rights will be assignable or transferable by the participant, except following the participant’s death by will, the laws of inheritance, or, if permitted by Urovant, by a beneficiary designation on a form approved by Urovant.

Mergers, Consolidations and Change in Control

The 2019 ESPP also provides that, in the event of certain merger or “change-in-control” transactions, in the event that the successor, acquiror, or surviving corporation refuses to assume or continue purchase rights under an ongoing offering period or to substitute similar rights for such outstanding purchase rights, the offering period with respect to which such purchase rights relates will be shortened by setting a new purchase date that occurs within ten business days before the date of Urovant’s proposed merger or change in control, and participants’ accumulated contributions will be used to purchase shares of common stock (rounded down to the nearest whole share) on such purchase date and the purchase rights will terminate immediately after such purchase.

Amendment of the 2019 ESPP

The ESPP Administrator has the authority to amend, suspend, terminate or extend the term of the 2019 ESPP, except that shareholder approval is required for amendments to the extent required by applicable law, regulations or listing requirements. Any amendment, suspension, or termination that materially impairs benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before such amendment, suspension, or termination (i) requires participant consent, (ii) must be necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) must be necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

Certain United States Federal Tax Consequences

Except with respect to International Awards, the 2019 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to Urovant, as a result of the grant or exercise of the purchase rights issued under the 2019 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2019 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.

If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then Urovant will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. No deduction will be allowed in any other case.

2019 ESPP Benefits

A full copy of the 2019 ESPP is attached to this proxy statement as Annex A.

Our named executive officers have an interest in this proposal because they are eligible to participate in the 2019 ESPP. The actual number of shares that may be purchased by any employee under the 2019 ESPP, including by the named executed officers, is not currently determinable because the number is determined, in part, based on future contribution elections of individual participants and the purchase price of the shares. Non-employee directors of the Board are not eligible to participate in the 2019 ESPP.

Vote Required

The affirmative vote of the holders of a majority of our common shares present in person or represented by proxy and voting on the matter at the Annual Meeting will be required to approve the Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan.

The Board of Directors Recommends

A Vote In Favor of Proposal 3.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE UROVANT SCIENCES LTD. 2017 EQUITY

INCENTIVE PLAN

Background

On January 23, 2019, our Board approved an amendment to our 2017 Equity Incentive Plan, or the 2017 Plan, to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, subject to the approval of our shareholders at the Annual Meeting. All references herein to our 2017 Plan will be deemed to refer to the 2017 Plan, as amended, unless context otherwise requires. Other than the increase in shares, no other changes are being made to the 2017 Plan. The 2017 Plan provides for the grant of incentive options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. The 2017 Plan also provides for the grant of performance cash awards to our employees, consultants and directors. The purpose of the 2017 Plan is to secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of Urovant and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of our common stock.

Importance of the 2017 Plan

Our Board believes it is in the best interests of Urovant and our shareholders to provide our employees, consultants and directors with the opportunity to acquire an ownership interest in Urovant through the grant of awards under the 2017 Plan, encouraging them to remain in our employ and more closely aligning their interests with those of our shareholders.

We believe that increasing the shares available under the 2017 Plan is necessary for us to continue to offer a competitive equity incentive program in the future.

Description of the 2017 Plan

The below provides a summary of certain provisions of the 2017 Plan. A full copy of the 2017 Plan is attached to this proxy statement as Annex B.

Administration

Our Board, or a duly authorized committee thereof, has the authority to administer the 2017 Plan. Our Board has delegated its authority to administer the 2017 Plan to our compensation committee under the terms of the compensation committee’s charter. Our Board may also delegate to one or more of our officers the authority to (1) designate employees other than officers to receive specified stock awards and (2) determine the number of our common shares to be subject to such stock awards. Subject to the terms of the 2017 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of common shares subject to each stock award, the fair market value of a common share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2017 Plan.

The administrator has the power to modify outstanding awards under our 2017 Plan. Subject to the terms of the 2017 Plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Authorized Shares

The maximum number of common shares that may be issued under the 2017 Plan is 7,283,431 shares. The number of common shares reserved for issuance under the 2017 Plan will automatically increase on November 1 of each year until November 1, 2028 by 4% of the total number of common shares outstanding on the immediately preceding October 31, or by a lesser number of common shares as may be determined by our Board prior to any such increase date. The maximum number of common shares that may be issued pursuant to the exercise of incentive options under the 2017 Plan is 9,211,545.

Shares issued under the 2017 Plan may be authorized but unissued or reacquired common shares. Shares subject to stock awards granted under the 2017 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of common shares available for issuance under the 2017 Plan. Additionally, common shares issued pursuant to stock awards under the 2017 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2017 Plan.

Eligibility

The 2017 Plan provides for the grant of incentive options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. As of July 15, 2019, approximately 45 employees and 5 directors would have been eligible to participate in the 2017 Plan. As of the same date, no current consultants were participating in the 2017 Plan.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a split, reverse split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under our 2017 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Termination of Service

Upon termination of service, unless provided otherwise in an applicable award or other agreement, a participant generally may exercise his or her vested stock options and/or stock appreciation rights for a period of three months (or, if earlier, until the applicable expiration date of the award) and all unvested stock options, stock appreciation rights, and other types of awards granted under the plan will terminate as of the date of termination.

Transferability

Unless determined otherwise by the administrator, awards generally may not be transferred except by will or the laws of descent and distribution.

Corporate Transactions

The 2017 Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, or similar transaction involving Urovant, the sale of all or substantially all of the assets of Urovant, the direct or indirect acquisition by a person or persons acting as a group of ownership of shares representing a majority of the then outstanding share capital of Urovant, the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us;

•	cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award; or

•

make a payment, in such form as determined by the administrator, equal to the excess, if any, of the value of the property that would have been received if such award was exercised immediately prior to the effective time of the corporate transaction over any exercise price payable.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award.

Change in Control

The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate the 2017 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Unless terminated sooner by the Board, the 2017 Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (1) the date the 2017 Plan was initially adopted by the Board, or (2) the date the 2017 Plan was initially approved by our shareholder. No incentive options may be granted after the tenth anniversary of the date our Board initially adopted the 2017 Plan.

Certain United States Federal Tax Consequences

The rules concerning the federal income tax consequences with respect to awards granted and to be granted pursuant to the 2017 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences as in effect as of the date hereof with respect to such grants and does not address issues relating to the income tax circumstances of any individual participant. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options

In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and Urovant will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), Urovant generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options

A recipient will not realize any taxable income upon the grant of a nonqualified stock option and Urovant will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), Urovant will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Stock Appreciation Rights

An individual will not recognize any income upon receipt of a stock appreciation right, or SAR, and Urovant will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the SAR is exercised and cash or shares are transferred to the individual. The amount of such taxable income, in the case of a SAR, will be the difference, if any, between the grant price and the fair market value of Urovant’s common stock on the date of exercise.

Restricted Stock

Individuals receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or have expired. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or have expired. Urovant will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized. However, no later than 30 days after an employee receives the restricted stock, the employee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a proper and timely manner, when the restrictions on the shares lapse, the employee will not recognize any additional income. If the employee forfeits the shares to Urovant (e.g., upon the participant’s termination prior to expiration of the restriction period), the employee may not claim a deduction with respect to the income recognized as a result of the election.

Generally, when an employee disposes of shares acquired under the 2017 Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

Restricted Stock Units

Employees who are granted restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and Urovant will receive a corresponding deduction.

Certain Other Tax Issues

In addition to the matters described above, (i) any entitlement to a tax deduction on the part of Urovant is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, and (iii) if the exercisability or vesting of any award is accelerated because of a change in control, such award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of Urovant subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their awards.

2017 Plan Benefits

The terms and number of options or other awards to be granted in the future under the 2017 Plan will be determined in the discretion of the Board and/or Compensation Committee. Because no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to our executive officers or other eligible employees or non-employee directors cannot be determined at this time. As of July 22, 2019, the fair market value of our common stock was $8.66 per share.

Vote Required

The affirmative vote of the holders of a majority of our common shares present in person or represented by proxy and voting on the matter at the Annual Meeting will be required to approve an amendment to the Urovant Sciences Ltd. 2017 Equity Incentive Plan to increase the number of common shares issuable thereunder from 4,283,431 to 7,283,431.

The Board of Directors Recommends

A Vote In Favor of Proposal 4.

Information About Our Executive Officers

The following table sets forth information concerning our executive officers, including their ages, as of July 1, 2019:

Name	Age	Position(1)
Executive Officers
Keith A. Katkin*	47	Principal Executive Officer; Chief Executive Officer of USI
Christine G. Ocampo*	46	Principal Financial and Accounting Officer; Senior Vice President and Chief Accounting Officer of USI
Cornelia Haag-Molkenteller, M.D., Ph.D.*	61	Chief Medical Officer of USI
Michael McFadden*	51	Chief Commercial Officer of USI
Bryan E. Smith*	40	General Counsel of USI

*	Employee of our wholly owned subsidiary, USI. Such employee provides services to us pursuant to an inter-company services agreement between us and USI.

You should refer to “Election of Directors” above for information about our Chief Executive Officer, Keith A. Katkin. Biographical information for our other executive officers is set forth below.

Executive Officers

Christine G. Ocampo has served as our Principal Financial and Accounting Officer since May 2018, and as the Senior Vice President and Chief Accounting Officer of USI since October 2017. From September 2015 to May 2017, Ms. Ocampo was the Senior Vice President and Chief Financial Officer of Otic Pharma, Ltd., until it was acquired by Novus Therapeutics, after which she served as the Chief Financial and Compliance Officer until July 2017, and as a consultant from July 2017 to October 2017. Ms. Ocampo has over 20 years of accounting and finance experience, including over 11 years as the head of Finance for publicly traded companies in the healthcare industry. From 2007 to September 2015, Ms. Ocampo served in various roles at Avanir, including Vice President of Finance, Chief Accounting Officer and Vice President of Finance, Chief Compliance Officer and Secretary. From 2001 to 2006, Ms. Ocampo served as the Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary and Vice President, Corporate Controller of Cardiogenesis Corporation (now CryoLife, Inc.), a publicly traded medical device company. From 1996 to 1997, Ms. Ocampo held a management role in Finance at Mills-Peninsula Health Systems in Burlingame, California, and from 1994 to 1996, served as an auditor for Ernst & Young LLP. Ms. Ocampo earned a B.A. in Accounting from Seattle University and is a licensed Certified Public Accountant in the state of Washington.

Cornelia Haag-Molkenteller, M.D., Ph.D. has served as the Chief Medical Officer of USI since April 2018. From April 2015 to March 2018, Dr. Haag-Molkenteller was the Therapeutic Area Head for Women’s Health, Internal Medicine and Urology in Clinical Development at Allergan plc, and from November 2007 to March 2015, the Vice President in Global Drug Development focused on Urology and for a period of time also on Neurology. While at Allergan, she led clinical development for multiple development programs, notably those of onabotulinumtoxinA (BOTOX) for OAB and neurogenic detrusor overactivity. From 1988 to 2006, she was the Vice President of Clinical Program Leadership at Schwarz Biosciences GmbH. Dr. Haag-Molkenteller earned an M.D. and Ph.D. from Johann Wolfgang Goethe-Universität Frankfurt am Main (Germany).

Michael McFadden has served as the Chief Commercial Officer of USI since January 2018. From April 2015 to January 2017, Mr. McFadden was the Senior Vice President for Commercial at Avanir Pharmaceuticals, Inc., where he led Avanir’s sales and marketing efforts, and from May 2010 to March 2015, the Vice President of U.S. Sales and Managed Markets. From July 2007 to April 2010, Mr. McFadden was the Senior Director, Managed

Markets at Amylin Pharmaceuticals Inc., and from and from 2004 to 2007, a Regional Sales Director. While at Amylin, he launched two first-in-class diabetes products. From 2001 to 2003, Mr. McFadden was a State Purchasing Director at Pharmacia Corporation (prior to its acquisition by Pfizer Inc.). Mr. McFadden has nearly 30 years of pharmaceutical commercialization experience. Since July 2017, Mr. McFadden has also been an advisor to Akhu Therapeutics, Inc. Mr. McFadden earned a B.A. in Business Administration from the University of Louisiana at Monroe.

Bryan E. Smith has served as the General Counsel of USI since April 2018. From August 2011 to April 2018, Mr. Smith was an Associate Vice President and Senior Counsel at Allergan. At Allergan, he was Chief Counsel to the Allergan Medical Division and was the lead lawyer responsible for the Urology, Neurology and Dermatology divisions. In his capacity as Senior Counsel, he was the legal advisor to Allergan’s executive management, marketing and business teams and provided counsel regarding promotional materials, regulatory requirements for investigational and approved products, regulatory submissions, product labeling, clinical trials and drug safety management. From 2008 to 2011, Mr. Smith was an attorney in the litigation department at the law firm of Gibson, Dunn & Crutcher LLP, and from 2006 to 2008, an attorney at the law firm of Morrison & Foerster LLP. From 2005 to 2006, Mr. Smith was a judicial law clerk to the Honorable Cormac J. Carney of the United States District Court for the Central District of California. He earned a B.A. in Political Science from Brigham Young University and a J.D. from the University of Southern California Law School.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common shares as of July 15, 2019 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 30,340,432 common shares outstanding as of July 15, 2019.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include common shares issuable pursuant to the exercise of options that are either immediately exercisable or exercisable on or before September 13, 2019, which is 60 days after July 15, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons or entities listed in the table is c/o Urovant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% shareholders
Roivant Sciences Ltd.(1)	22,860,013	75.3%

Named executive officers and directors
Keith A. Katkin(2)	533,353	1.7%
Cornelia Haag-Molkenteller(3)	45,890	*
Bryan E. Smith(4)	29,202	*
Myrtle S. Potter	—	—
Sef P. Kurstjens, M.D., Ph.D(5)	4,450	*
Pierre Legault(6)	4,450	*
James Robinson	—	—
Frank M. Torti, M.D.	—	—
All current directors and executive officers as a group (10 persons)	752,513	2.4%

*	Represents beneficial ownership of less than 1%.
(1)

As reported on a Schedule 13D/A filed by RSL on July 16, 2019, RSL directly owns and has sole voting power over 22,860,013 common shares and beneficially owns 75.3% of our outstanding common shares. The principal business address of RSL is Roivant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

(2)	Represents 533,353 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2019.
(3)	Represents 45,890 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2019.

(4)	Represents 29,202 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2019.
(5)	Represents 4,450 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2019.
(6)	Represents 4,450 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2019.

Executive Compensation

Our named executive officers for the year ended March 31, 2019, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•	Keith A. Katkin, our Principal Executive Officer and President and Chief Executive Officer of USI;

•	Cornelia Haag-Molkenteller, our Chief Medical Officer; and

•	Bryan E. Smith, our General Counsel.

Summary Compensation Table for Years ended March 31, 2019 and 2018

The following table sets forth information regarding compensation earned during the years ended March 31, 2019 and 2018 by our named executive officers. We refer to the year ended March 31, 2019 as fiscal 2018 and the year ended March 31, 2018 as fiscal 2017.

Name and principal position(1)	Year	Salary	Stock awards(2)	Option awards(3)		Non-equity incentive plan compensation(4)	All other compensation(5)	Total
Keith A. Katkin(6)	2018	$425,000	$—	$2,696,025		$578,500	$16,619	$3,716,143
Principal Executive Officer	2017	158,077	—	2,540,175	(7)	330,000	665	3,028,917

Cornelia Haag-Molkenteller(8)	2018	343,269	—	1,136,100		208,000	16,103	1,703,473
Chief Medical Officer

Bryan E. Smith(9)	2018	300,625	—	774,594		176,800	11,645	1,263,664
General Counsel

(1)	Each of our named executive officers is an employee of our wholly owned subsidiary, USI. Such employee provides services to us pursuant to an inter-company services agreement between us and USI.
(2)

None of our named executive officers received any stock awards during the year ended March 31, 2019. For the year fiscal year ended March 31, 2018, in accordance with SEC rules, this column does not include any amount for the grant date fair value of the RSL restricted stock units, or RSUs, granted in fiscal year 2017 to Mr. Katkin, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. The RSL RSUs will vest only to the extent certain RSL performance criteria are achieved and certain RSL liquidity conditions are satisfied within a specified number of years of the grant date, provided that Mr. Katkin has provided continued service to RSL or a subsidiary of RSL, such as Urovant, through such date. As of the grant date and as of March 31, 2019 and 2018, the liquidity events were considered not probable of occurring. As a result, the grant date fair value of the RSL RSUs, for purposes of this table, is $0. Assuming that both of the vesting conditions to the RSL RSUs were met, the value of the RSL RSUs as of the grant date would have been $930,482.

(3)

Amounts reported in this column do not reflect the amounts that will be realized by our named executive officers. Instead, this column reflects the full grant date fair value for options granted during the year as measured pursuant to ASC Topic 718 as share-based compensation in our consolidated financial statements. The assumptions we used in valuing options are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. Our named executive officers will only realize value with respect to stock options to the extent the trading price of our common shares is greater than the exercise price of such stock options on the date of exercise.

(4)

Amounts reflect cash incentive bonuses paid by us in May 2019 and April 2018 for the performance of services in the fiscal years ended March 31, 2019 and 2018, respectively, which were based upon our board of directors’ assessment of individual performance, as well as the achievement of corporate performance goals, which included goals related to business and corporate development objectives.

(5)	Amounts reflect 401(k) matching contributions and “gross-up” tax reimbursement for individual financial planning services paid by us to each named executive officer.
(6)	Mr. Katkin joined USI in September 2017.
(7)

For fiscal 2017, in accordance with SEC rules, this amount does not include the value of an option award for 200,250 common shares granted to Mr. Katkin on September 21, 2017, as more fully described in the table titled “Outstanding Equity Awards at March 31, 2019” below. This option award was granted subject to certain performance criteria and time-based vesting components. As of the grant date and as of March 31, 2018, the performance criteria were considered not “probable” of occurring. As a result, the grant date fair value of this option award, for purposes of this table, is $0. Assuming that both of the vesting conditions to the option award were met, the value of this option award as of the grant date would have been $495,396.
(8)	Ms. Haag-Molkenteller joined USI in April 2018.
(9)	Mr. Smith joined USI in April 2018.

Outstanding Equity Awards at March 31, 2019

The following table provides information about outstanding equity awards held by each of our named executive officers at March 31, 2019. All stock options were granted under our 2017 Equity Incentive Plan, as amended and restated.

	Option awards(1)						Stock awards
Name	Grant date	Number of securities underlying unexercised options (#)			Option exercise price	Option expiration date	Equity incentive plan awards: Number of unearned units that have not vested		Equity incentive plan awards: Market or payout value of unearned units that have not vested
		Exercisable	Unexercisable
Keith A. Katkin	9/21/2017	375,469	625,785	(2)	$3.86	9/21/2027	—		$—
	9/21/2017	75,093	125,157	(3)	3.86	9/21/2027	—		—
	3/19/2018	6,157	18,473	(4)	4.01	3/18/2028	—		—
	9/21/2017	—	—		—	—	66,845	(5)	930,482	(6)
	9/26/2018	—	39,815	(7)	14.00	9/25/2028	—		—
	10/15/2018	—	99,967	(8)	13.65	10/14/2028	—		—
	1/6/2019	—	350,250	(9)	6.88	1/6/2029	—		—

Cornelia Haag-Molkenteller	5/21/2018	—	146,850	(10)	7.53	5/20/2028	—		—
	10/15/2018	—	1,000	(8)	13.65	10/14/2028	—		—
	1/6/2019	—	100,000	(9)	6.88	1/6/2029	—		—

Bryan E. Smith	5/21/2018	—	93,450	(10)	7.53	5/20/2028	—		—
	10/15/2018	—	3,500	(8)	13.65	10/14/2028	—		—
	1/6/2019	—	70,000	(9)	6.88	1/6/2029	—		—

(1)	All option awards listed in this table were granted pursuant to our 2017 Equity Incentive Plan, as amended and restated.
(2)

This stock option vests over a period of four years, with 25% of the common shares underlying the option vesting on the first anniversary of the option grant date, and the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Katkin’s continuous service through the relevant vesting dates.

(3)

This stock option vests upon the satisfaction of both the time-based vesting condition set forth in the first sentence of footnote (2) and an anti-dilution performance vesting condition. The latter condition required that until such point that we have cumulatively raised an aggregate of $200 million in capital (including capital contributions from RSL or otherwise), if we issued new common shares, this option would vest (subject to time-based vesting) with respect to the portion of the option equal to a number of shares equal to 5% of the total common shares issued and outstanding in excess of 20,025,098 (excluding any common shares that become issued and outstanding through the exercise or vesting of outstanding equity awards after September 21, 2017). The anti-dilution performance vesting condition was met upon completion of our initial public offering on September 26, 2018 and thus, as of March 31, 2019, this option remained subject to solely time-based vesting conditions.

(4)

This stock option vests over a period of four years, with 25% of the common shares underlying the option vesting on March 14, 2019, and the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Katkin’s continuous service through the relevant vesting dates.

(5)

Represents the number of RSL common shares underlying the RSL RSUs. The RSL RSUs will vest only to the extent certain RSL performance criteria are achieved and certain RSL liquidity conditions are satisfied within a specified number of years of the grant date, provided that Mr. Katkin has provided continued service to RSL or a subsidiary of RSL, such as Urovant, through such date.

(6)

Significant judgment and estimates were used to estimate the fair value of the RSL RSUs held by Mr. Katkin, as they are not publicly traded. The fair value was estimated based on various corporate event-based considerations, including certain thresholds for RSL’s future financing and liquidity events as defined in the RSL agreements and Monte Carlo simulation.

(7)

These stock options vest over a period of four years, with 25% of the common shares underlying each option vesting on September 21, 2019, and the remainder of each option vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuous service through the relevant vesting dates.

(8)

These stock options vest over a period of four years, with 25% of the common shares underlying each option vesting on October 1, 2019, and the remainder of each option vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuous service through the relevant vesting dates.

(9)

These stock options vest over a period of four years, with 25% of the common shares underlying each option vesting on January 2, 2020, and the remainder of each option vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuous service through the relevant vesting dates.

(10)

These stock options vest over a period of four years, with 25% of the common shares underlying each option vesting on April 9, 2019 (in the case of Ms. Haag-Molkenteller) or April 16, 2019 (in the case of Mr. Smith), and the remainder of each option vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuous service through the relevant vesting dates.

Employment Arrangements and Potential Payments and Benefits upon Termination or Change in Control

Keith A. Katkin

In September 2017, our wholly owned subsidiary, USI, entered into an employment agreement with Mr. Katkin, pursuant to which he serves as its President and Chief Executive Officer. The agreement provides for an initial annual base salary of $300,000, which may be adjusted from time to time in the discretion of our Board. Mr. Katkin was eligible to earn an annual discretionary cash bonus with a target of 150% of his base salary based on his individual performance, as well as overall company performance.

In September 2018, our Board approved an increase in Mr. Katkin’s annual base salary to $550,000 and a decrease in the target of his annual discretionary cash bonus to 80% of his base salary, each of which became effective upon the closing of our IPO. Mr. Katkin is eligible to participate in benefit plans and arrangements made available to similarly situated executives.

In September 2017, pursuant to his employment agreement, we granted Mr. Katkin an option to purchase 1,001,254 common shares, with an exercise price of $3.86 per share with 25% of the shares vesting in September 2018, and the remainder vesting quarterly over three years from September 2018. We concurrently also granted Mr. Katkin an option to purchase 200,250 common shares, with an exercise price of $3.86 per share, or the anti-dilution option, with the terms of his vesting as set forth above in the table titled “Outstanding Equity Awards at March 31, 2019.” In the event that we issued more than an aggregate of 4,005,019 common shares (excluding any common shares that become issued and outstanding through the exercise or vesting of outstanding equity awards after the date hereof), or the share cap, before we had raised an aggregate of $200 million from any source (including capital contributions from RSL or otherwise), then Mr. Katkin would have received one or more additional option grants equal to 5% of the excess amount over the share cap. Such options vest over a period of four years, with 25% of the common shares underlying the options vesting on the first anniversary of the option grant date and the remaining common shares vesting in 12 equal quarterly installments thereafter. On October 15, 2018, Mr. Katkin received an additional option grant pursuant to the terms of this provision for the purchase of 99,967 of our common shares at an exercise price of $13.65 per share. He is not entitled to any further option grants pursuant to the terms of this provision. In addition, on each six-month anniversary of Mr. Katkin’s employment start date, he was eligible to receive an option award equal to 5% of the net positive number of equity awards that were granted by us to individuals (other than Mr. Katkin) in the prior six-month period less any such equity awards that were forfeited during that period, provided that the cumulative net number of equity grants issued since Mr. Katkin’s start date (excluding the awards issued to Mr. Katkin) compared to the number of such equity awards forfeited was positive at the time of measurement, and until such time as we had raised $200 million (including capital contributions from RSL or otherwise). Such options vest over a period of four years, with 25% of the common shares underlying the options vesting on the first anniversary of the option grant date and the remaining common shares vesting in 12 equal quarterly installments thereafter. All option awards granted pursuant to the terms of this provision are set forth above in the table titled “Outstanding Equity Awards at March 31, 2019.” Mr. Katkin is not eligible to receive any further option awards pursuant to this provision. Upon a change of control (as defined in the employment agreement), any then-unvested portion of Mr. Katkin’s unvested options, other than any portion of an anti-dilution option that has not met the dilution performance condition, will vest in full. In October 2017, pursuant to his employment agreement, Mr. Katkin was granted an equity award of 66,845 restricted stock units in RSL. The restricted stock units will vest to the extent certain performance criteria are achieved and certain liquidity conditions are satisfied within eight years of the grant date.

Mr. Katkin’s employment is at-will and may be terminated at any time, with or without cause, provided that Mr. Katkin must provide us with at least three months’ notice of intention to resign other than for “good reason” (as defined in the employment agreement). If Mr. Katkin’s employment is terminated without “cause” (as defined in the employment agreement) or by Mr. Katkin for good reason, then, subject to the delivery and effectiveness of a waiver and release of claims, he will be entitled to receive: (a) a lump sum payment equal to the sum of his base salary and target bonus (or, if such termination occurs within 24 months following the consummation of a change of control, two times the sum of his base salary and target bonus); (b) reimbursement of COBRA premiums for the first 36 months of COBRA coverage or a direct taxable cash payment of equivalent value, if the COBRA reimbursement is not permitted pursuant to applicable law; and (c) vesting of 100% of his then-unvested equity awards, other than any portion of his anti-dilution option that has not met the dilution performance condition. If Mr. Katkin’s employment is terminated due to death or “disability” (as defined in the employment agreement), Mr. Katkin (or his estate) will be paid an amount equal to a pro-rated target bonus for the year of termination. If any amounts would constitute a parachute payment within the meaning of Section 280G of the Code, and be subject to the excise tax imposed by Section 4999 of the Code, the amounts will either be paid in full (and subject to the excise tax), or cut back so that no excise tax applies, whichever would put Mr. Katkin in a better after-tax position.

Cornelia Haag-Molkenteller

In April 2018, USI, entered into an offer letter with Ms. Haag-Molkenteller, pursuant to which she served as its Chief Medical Officer. The agreement provided for an annual base salary of $300,000. Ms. Haag-Molkenteller was eligible to earn an annual discretionary cash bonus with a target of 40% of base salary based on her individual performance, as well as overall company performance.

In September 2018, USI entered into an employment agreement with Ms. Haag-Molkenteller, conditioned upon the closing of our IPO, pursuant to which she continues to serve as its Chief Medical Officer. The employment agreement provides for an increase in Ms. Haag-Molkenteller’s annual base salary to $400,000. Ms. Haag-Molkenteller is eligible to participate in our discretionary performance bonus plan, with the potential to receive a target bonus of 40% of her base salary, based on her achievement of objectives and milestones, as well as overall company performance for the applicable fiscal year. Ms. Haag-Molkenteller is also eligible to participate in benefit plans and arrangements made available to all full-time employees. Ms. Haag-Molkenteller will be eligible to receive discretionary annual equity incentive grants in amounts that are commensurate with her position.

Bryan Smith

In April 2018, USI, entered into an offer letter with Mr. Smith, pursuant to which he served as its General Counsel. The offer letter provided for an annual base salary of $285,000. Mr. Smith was eligible to earn an annual discretionary cash bonus with a target of 40% of base salary based on his individual performance as well as overall company performance.

In September 2018, USI entered into an employment agreement with Mr. Smith, conditioned upon the closing of our IPO, pursuant to which he continues to serve as its General Counsel. The employment agreement provides for an increase in Mr. Smith’s annual base salary to $340,000. Mr. Smith is eligible to participate in our discretionary performance bonus plan, with the potential to receive a target bonus of 40% of his base salary, based on his achievement of objectives and milestones, as well as overall company performance for the applicable fiscal year. Mr. Smith is also eligible to participate in benefit plans and arrangements made available to all full-time employees. Mr. Smith will be eligible to receive discretionary annual equity incentive grants in amounts that are commensurate with his position.

Severance and Change in Control Arrangements for Ms. Haag-Molkenteller and Mr. Smith

Each of Ms. Haag-Molkenteller’s and Mr. Smith’s employment is at-will and may be terminated at any time, with or without cause. Pursuant to each executive’s employment agreement, the executive is eligible for the following severance and change in control benefits subject to the timely signing of a separation agreement and release of claims reasonably satisfactory to us and remaining in compliance with any written agreement with us:

•

If we terminate the executive’s employment without “cause” (excluding due to death or disability) or he or she resigns for “good reason” (as such terms are defined in the employment agreements), then, the executive will be eligible to receive (a) a lump sum payment equal to 75% of the executive’s then-current base salary, after disregarding any decrease in base salary constituting good reason; (b) a lump sum cash payment equal to a pro rata amount of the executive’s then-current target bonus; and (c) a portion of the premiums for the executive and the executive’s eligible dependents to continue coverage under our group health plans under applicable law that is equal to the amount we were responsible for paying toward the executive’s health coverage at the time of the termination for up to nine months or taxable monthly cash payments equal to 200% of such portion of the monthly premium for the equivalent period in the event that payment of such premiums would violate applicable law or result in an excise tax or penalty.

•

If we terminate the executive’s employment without “cause” (excluding due to death or disability) or he or she resigns for “good reason” on or within 12 months following a “change in control” (as defined in our 2017 Plan Equity Incentive Plan, as amended and restated, and such 12-month period referred to as the “change in control determination period”), then, the executive will be eligible to receive (a) a lump sum payment equal to 100% of the executive’s then-current base salary, after disregarding any decrease in base salary constituting good reason, (b) a lump sum cash payment equal to the sum of (a) 100% of the executive’s then-current target bonus and (b) a pro rata amount of the executive’s then-current target bonus; and (c) 100% of the premiums for the executive and the executive’s eligible dependents to continue coverage under our group health plans under applicable law for up to 12 months, or taxable monthly cash payments equal to 200% of the full monthly premium for the equivalent period in the event that payment of such premiums would violate applicable law or result in an excise tax or penalty.

•

If the executive’s employment is terminated due to disability, then the executive will be eligible to receive a lump sum cash payment equal to a pro rata amount of his or her then-current target bonus.

Upon a change in control, all of the executive’s unvested outstanding equity awards (including equity awards with performance based vesting criteria) will become fully vested and exercisable immediately before, and contingent upon, such change in control.

If any of the amounts provided for under these employment agreements or otherwise payable to Ms. Haag-Molkenteller or Mr. Smith would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive will be eligible to receive either full payment of benefits under his or her employment agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The executives’ employment agreements do not require us to provide any tax gross-up payments.

Director Compensation

Our Board has adopted a director compensation policy pursuant to which our directors, other than Mr. Katkin, are eligible to receive cash compensation and equity compensation for the time and effort necessary to serve as a members of our Board. Employees of Urovant and USI who serve on our Board are not eligible to receive cash and equity compensation pursuant to this policy. However, employees of RSI who serve on our Board are eligible to receive equity compensation pursuant to this policy.

Pursuant to our director compensation policy, each director is eligible to receive an annual cash retainer of $40,000 for serving on our Board. The chairperson of our Board receives an additional annual cash retainer of $30,000.

The chairperson and members of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board were entitled to the following additional annual cash retainers in respect of the fiscal year ended March 31, 2019:

Board committee	Chairperson fee	Member fee
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$8,000	$4,000

Following the end of the fiscal year, the Board determined it was appropriate to increase the chairperson and member fees for the Nominating and Corporate Governance Committee to $10,000 and $5,000, respectively.

In fiscal 2018, each director received stock options to purchase 50,000 shares of common stock that vest as to 1/3 of the underlying shares on an annual basis on each anniversary of the vesting commencement date, subject to continuous service by the director through the date of vesting. Going forward, we expect to grant directors stock options on an annual basis in July which will vest in full on the one-year anniversary of the date of grant, subject to continuous service by the director through the date of vesting. Future grant amounts will be determined at the time of grant utilizing then current market data and based on the advice of our compensation advisory consultants.

Director Compensation for the for Year Ended March 31, 2019

Name	Fees earned or or paid in cash(1)	Option Awards(2)(3)	All other compensation		Total
Myrtle Potter	$43,921	$252,528	$—		$296,449
Frank Torti	27,740	252,528	—		280,268
Pierre Legault	36,729	248,505	21,940	(4)	307,174
Sef Kurstjens	33,390	248,360	—		281,750
James Robinson	4,167	379,363	—		383,530

(1)

This column includes the annual fees paid for the period September 26, 2018 to March 31, 2019 to all independent directors for their service on the Board as well as for their committee membership and chairperson positions. See “Committees of the Board of Directors” above for more information regarding committee membership.

(2)

Amounts reported in this column do not reflect the amounts actually received by the director. Instead, these amounts reflect the aggregate grant date fair value of stock options granted to the director during the fiscal year, as computed in accordance with FASB ASC No. 718. Assumptions we used in valuing options are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. Our directors will only realize value in respect of such stock options to the extent the trading price of our common shares is greater than the exercise price of such stock options on the date of exercise.
(3)

Options to acquire the following numbers of shares were outstanding on March 31, 2019, by each of our independent directors: Ms. Potter, 50,000; Dr. Torti, 50,000; Mr. Legault, 50,000; Dr. Kurstjens, 50,000; and Mr. Robinson, 50,000.

(4)	Amount represents consulting fees paid to Mr. Legault pursuant to a consulting agreement prior to his appointment as a director of Urovant Sciences Ltd.

Equity Compensation Plan Information

The following table shows information regarding our equity compensation plan as of March 31, 2019:

Plan Category	Number of common shares to be issued upon exercise of outstanding options and rights (a) (1)	Weighted- average exercise price of outstanding options and rights (b) (2)	Number of common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	4,063,866	$6.10	219,565
Equity compensation plans not approved by shareholders	—	—	—
Total	4,063,866	$6.10	219,565

(1)	This number represents the number of securities to be issued upon exercise of outstanding options and upon vesting of outstanding restricted stock units.
(2)

The weighted-average exercise price represents the weighted-average exercise price of outstanding options and does not take into account the common shares issuable upon vesting of outstanding restricted stock units as they have no exercise price.

Transactions with Related Persons

Related Person Transaction Policy

Our Board has adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including RSL, and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

The following is a description of transactions since April 1, 2017 to which we have been a participant and in which (1) the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets at year end for the last two completed fiscal years, and (2) any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest. Our parent company, RSL, owns approximately 75% of our outstanding common shares as of March 31, 2019.

Affiliate Services Agreements

We have entered into services agreements with each of RSI and Roivant Sciences GmbH, or RSG, wholly owned subsidiaries of our controlling shareholder RSL, each as further described below. Pursuant to these services agreements, during the years ended March 31, 2019 and 2018, we incurred expenses of $3.4 million and $6.3 million, respectively, inclusive of the mark-up under these agreements.

Roivant Sciences, Inc. Services Agreement

Effective as of July 9, 2018, we and our wholly owned subsidiaries, USI and Urovant Sciences GmbH, or USG, entered into an amended and restated services agreement with RSI, a wholly owned subsidiary of RSL, or the RSI Services Agreement, pursuant to which RSI provided us with services in relation to the identification of potential product candidates, project management of clinical trials and other development, administrative and financial activities. Our reliance on RSI has significantly decreased and will continue to decrease as we, USI, USG and any other future subsidiary of ours continue to hire the necessary personnel to manage the development and potential commercialization of vibegron or any future product candidates.

Under the terms of the RSI Services Agreement, we are obligated to pay or reimburse RSI for the costs it, or third parties acting on its behalf, incur(s) in providing services to us. In addition, we are obligated to pay to RSI a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety, environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSI Services Agreement, RSI has agreed to indemnify us, USI and USG, and each our respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. In addition, we, USI and USG have agreed to indemnify RSI and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. Such indemnification obligations will not exceed the payments made by us, by USI and by USG under the RSI Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSI Services Agreement will continue until terminated upon 90 days’ written notice by RSI or by either USI or USG with respect to the services either such party receives thereunder.

Roivant Sciences GmbH Services Agreement

Effective as of July 9, 2018, USG entered into an amended and restated services agreement with RSG, a wholly owned subsidiary of RSL, or the RSG Services Agreement, pursuant to which RSG provided USG various services, including, but not limited to, the identification of potential additional product candidates, project management of clinical trials and other development, administrative and financial activities. Our reliance on RSG by USG has decreased significantly and will continue to decrease as USG hires personnel to manage its operations and the development and potential commercialization of vibegron and any future product candidates. In the future, USG may continue to receive various services, however, it expects its reliance on its affiliates to be at a significantly reduced level going forward.

Under the terms of the RSG Services Agreement, USG is obligated to pay or reimburse RSG for the costs it, or third parties acting on its behalf, incur(s) in providing services to us. In addition, USG is obligated to pay to RSG a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety, environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to drug discovery and development from target identification through regulatory approval.

Under the RSG Services Agreement, RSG has agreed to indemnify USG, and each of its officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. USG has also agreed to indemnify RSG and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. Such indemnification obligations will not exceed the payments made by USG under the RSG Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSG Services Agreement will continue until terminated by RSG or USG upon 90 days’ written notice.

RSL Information Sharing and Cooperation Agreement

In July 2018, we entered into an information sharing and cooperation agreement, or the Cooperation Agreement, with RSL. The Cooperation Agreement, among other things: (1) obligates us to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements; (2) requires us to supply certain material information to RSL to assist it in preparing any future SEC filings; and (3) requires us to implement and observe certain policies and procedures related to applicable laws and regulations. We agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a shareholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to us or any of our subsidiaries, subject to certain limitations set forth in the Cooperation Agreement. No amounts have been paid or received under this agreement; however, we believe this agreement is material to our business and operations.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of (1) the mutual written consent of the parties or (2) the later of when RSL is no longer (a) required by U.S. GAAP to consolidate our results of operations and financial position, account for its investment in us under the equity method of accounting or, by any rule of the SEC, include our separate financial statements in any filings it may make with the SEC and (b) has the right to elect directors constituting a majority of our Board.

Data Sharing Agreement

On May 22, 2018, our wholly owned subsidiary, USG, entered into a data sharing agreement, or the Data Sharing Agreement, with Datavant, Inc., or Datavant, a subsidiary of our parent company, RSL. Pursuant to this Data Sharing Agreement, USG granted to Datavant a royalty-free, worldwide (excluding jurisdictions prohibited by the United States government), non-exclusive, irrevocable license to all data, subject to certain exceptions set forth in the Data Sharing Agreement, collected as part of clinical trials (but not prior to completion of such clinical trials and the publication or presentation of the data generated in connection with such clinical trials) or other patient-level data that is owned or licensed by USG or its wholly owned subsidiaries and all other data mutually agreed by USG and Datavant, solely for Datavant to (1) use such data to develop its data or other analytics products, or the Datavant Products, or (2) provide such data to third parties, subject to the limitations and conditions set forth in the Data Sharing Agreement, including limitations on providing such data to any third party that competes with USG. Pursuant to the Data Sharing Agreement, Datavant granted to USG a royalty-free, worldwide (excluding jurisdictions prohibited by the United States government), non-exclusive, irrevocable license to use all data, subject to certain exceptions set forth in the Data Sharing Agreement, owned or licensed by Datavant and applicable Datavant Products for such specified purposes as set forth in the Data Sharing Agreement. No amounts have been paid or received under this agreement, however, we believe this agreement is material to our business and operations.

Each of USG and Datavant has agreed to indemnify the other and their respective officers, employees and directors from and against any and all losses arising out of, due to or in connection with licensed data provided by USG or Datavant, as applicable, to the other party under the Data Sharing Agreement. The Data Sharing Agreement has an initial term of two years and will automatically renew annually thereafter, subject to 30 days’ written notice of termination by either party. In addition, either party may terminate (1) upon a change of control of either party upon 60 days’ written notice or (2) upon 90 days’ written notice for an uncured material breach by the other party.

RSL Lease Agreement

In June 2019, our wholly owned subsidiary, USI, entered into a sublease agreement with our affiliate, RSI, for 2,784 square feet of office space located in Durham, North Carolina for clinical research and development and other activities carried out by our personnel. The lease expires in July 2025. The lease has scheduled rent increases each year. The total future minimum lease payments under this sublease agreement are approximately $0.6 million.

China IP Purchase Agreement

In June 2017, we entered into an intellectual property purchase agreement with RSG, a wholly owned subsidiary of our parent company, RSL, as amended on May 22, 2018, pursuant to which we assigned all of our rights, titles, claims and interests in and to all intellectual property rights under the Merck Agreement to RSG, solely as it relates to any of our rights or obligations in China for an aggregate purchase price of approximately $1.8 million. The assignment is subject to the terms of the Merck Agreement, and RSG is obligated to make royalty and milestone payments owed under the Merck Agreement to us, to the extent such payment obligations arise from the development, regulatory approval or sales of vibegron product in China. In connection with this assignment, we also entered into a separate collaboration agreement with RSG in June 2018, setting forth the parties’ respective rights and obligations to each other in connection with the development of vibegron in their respective territories.

RSL Registration Rights Agreement

In July 2018, we entered into a registration rights agreement with RSL. Pursuant to the terms of this agreement, RSL is entitled to rights with respect to the registration of their common shares under the Securities Act, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Employment Arrangements

Each of our executive officers is employed by our wholly owned subsidiary, USI, and provides services to us pursuant to an inter-company services agreement between us and USI. USI has an employment agreement with each of our executive officers that sets forth the initial terms and conditions of employment. For additional information regarding these employment arrangements, see the section titled “Executive Compensation—Employment Arrangements and Potential Payments and Benefits upon Termination or a Change in Control.”

Other Transactions

We have granted and intend to continue to grant equity awards to our executive officers and directors. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Urovant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Urovant. Direct your written request to Urovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report

We have filed the Annual Report on Form 10-K for our fiscal year ended March 31, 2019, or the 2018 Annual Report, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2018 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

All requests should be directed to Corporate Secretary at Urovant Sciences, Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

By Order of the Board of Directors

Keith A. Katkin
Principal Executive Officer

July 29, 2019

Annex A

UROVANT SCIENCES LTD.

2019 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: July 9, 2019

APPROVED BY THE SHAREHOLDERS: September 12, 2019

1. GENERAL;	PURPOSE.

(a)    The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. ADMINISTRATION.

(a)    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c). References herein to the Board shall be deemed to refer to the Committee where such administration has been delegated.

(b)    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)    To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)    To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)    To suspend or terminate the Plan at any time as provided in Section 123.

(vi)    To amend the Plan at any time as provided in Section 123.

(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)    To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

(c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES	OF COMMON STOCK SUBJECT TO THE PLAN.

(a)    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 450,000 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on November 1st of each year for a period of up to ten years, commencing on the first November 1 following the year in which the Plan is adopted and ending on (and including) November 1, 2028, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on March 31st of the preceding calendar year, and (ii) 600,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no November 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)    If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)    The shares purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT	OF PURCHASE RIGHTS; OFFERING.

(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges, except for differences that are mandated by local law and consistent with Section 423(b)(5) of the Code; provided, however, that Employees participating in a sub-plan adopted pursuant to Section 12 that is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as other Employees participating in the Plan. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive. The Company may impose restrictions on eligibility and participation of Eligible Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan (and, if there is more than one such form, the latest filed form will apply unless otherwise indicated), and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)    The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. ELIGIBILITY.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)    the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)    No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing five percent or more of the total combined voting power or value of all classes of Capital Stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and shares which such Employee may purchase under all outstanding Purchase Rights and options will be treated as shares owned by such Employee.

(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase shares of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such shares (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.

6. PURCHASE	RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s Compensation during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)    The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering. Unless the Board determines otherwise, Offerings and Purchase Periods shall be concurrent six-month periods, commencing on January 1 and July 1 of each year, with the first such Offering and Purchase Period commencing on January 1, 2020.

(c)    In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. Unless the Board determines otherwise, the maximum number of shares that all Participants may purchase in the aggregate on any Purchase Date is 150,000 shares and the maximum number of shares that a Participant may purchase on any Purchase Date is 60,000 shares. If the aggregate purchase of shares of Common Stock issuable on exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)    Unless the Board determines otherwise, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be the lesser of (but never less than the lesser of):

(i)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION;	WITHDRAWAL; TERMINATION.

(a)    An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law or regulations requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. Except as otherwise determined by the Board, a Participant only will be permitted to increase or reduce his or her Contributions once per Offering. If required under applicable law or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. On such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect on his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)    Unless otherwise required by applicable law or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d)    During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)    Unless otherwise specified in the Offering or required by applicable law or regulations, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE	OF PURCHASE RIGHTS.

(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering. Unless the Board determines otherwise, shares will be deposited directly with a Plan Broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. Unless the Board determines otherwise, a Participant must retain such shares with the Plan Broker until the later of the two-year anniversary of the date of grant of the associated Purchase Rights or the one-year anniversary of the exercise date of the associated Purchase Rights, but unless the Board elects to restrict dispositions during such period, a Participant may sell the shares at any time after the shares are deposited with a Plan Broker.

(b)    Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by applicable law or regulations).

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued on such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws and regulations, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9. COVENANTS	OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock on exercise of such Purchase Rights.

10. DESIGNATION	OF BENEFICIARY.

(a)    The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)    If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS	ON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)    In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the shareholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12. RULES	FOR FOREIGN JURISDICTIONS AND NON-423 PLAN.

(a)    The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(b)    The Company may also adopt sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

13. AMENDMENT,	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, shareholder approval will be required for any amendment of the Plan for which shareholder approval is required by applicable law, regulations or listing requirements.

(b)    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

14. EFFECTIVE	DATE OF PLAN.

The Plan will become effective immediately on adoption by the Board. No Purchase Rights will be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 13(a) above, materially amended) by the Board.

15. MISCELLANEOUS	PROVISIONS.

(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired on exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)    To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws of the State of California, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by Bermuda law, without giving effect to principles of conflicts of laws, and construed accordingly.

(e)    If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)    If any provision of the Plan does not comply with applicable law or regulations, such provision shall be construed in such a manner as to comply with applicable law or regulations.

16. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(c)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Shares subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)    “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)    “Common Stock” means the common shares of the Company.

(g)    “Company” means Urovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda, with its registered office at Suite 1, 3rd Floor, 11-12 St. James’s Square London SW1Y 4LB, United Kingdom, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets, or otherwise.

(h)    “Compensation” means a Participant’s base pay exclusive of variable compensation and overtime, subject to the Board’s discretion to permit inclusion of any form or forms of variable compensation on a uniform, nondiscriminatory, and prospective basis.

(i)    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)    “Director” means a member of the Board.

(l)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)    “Employee” means any person, including an Officer or Director, who is the Company’s (or a Related Corporation’s) Code Section 3401(c) employee. All other individuals are not Employees for purposes of this Plan. No reclassification will have retroactive effect. Notwithstanding anything to the contrary in this Plan, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(p)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that is intended to comply with Section 409A of the Code

(q)    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r)    “Offering Date” means a date selected by the Board for an Offering to commence.

(s)    “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u)    “Plan” means this Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan.

(v)    “Plan Broker” means a broker designated by the Company.

(w)    “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(x)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(y)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(z)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(aa)    “Securities Act” means the Securities Act of 1933, as amended.

(bb)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Annex B

UROVANT SCIENCES LTD.

2017 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

1. GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in

Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding Incentive Stock Options, or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 7,283,431 shares (the “Share Reserve”). In addition, the Share Reserve will automatically increase on November 1st of each year ending on (and including) November 1, 2028, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on the last day of the preceding calendar month. Notwithstanding the foregoing, the Board may act prior to October 31 of a given year to provide that there will be no November 1 increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(iii) Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the

Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations with respect to a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 9,211,545 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $1,000,000.00 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000.00.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the

Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable or that may be granted, may vest or may be exercised, contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to equitably adjust the compensation or economic benefit due upon attainment of Performance Goals to take into account unforeseen circumstances (e.g., acquisitions and dispositions) and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act (or other applicable law) the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c) and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, determines is equal to the Fair Market Value of the shares underlying such Stock Award, less the exercise price (if any); and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of September 11, 2018. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan, as most recently amended and restated, will take effect on the date it is adopted by the Board (the “Adoption Date”). In the event any Stock Award is granted after the Adoption Date but prior to the date the shareholders approve the Plan, as amended and restated, such Stock Awards shall be granted under the Plan, as amended and restated provided that the Plan is approved by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. If for any reason such shareholder approval is not obtained, such awards will be under the terms and conditions of the Plan as in effect immediately prior to the Adoption Date and the Plan as in effect at such time shall continue.

12. CHOICE OF LAW.

To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws of the State of California, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by Bermuda law, without giving effect to principles of conflicts of laws, and construed accordingly.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial

Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s willful and continued failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) such Participant’s commission of any (a) act of fraud, embezzlement, dishonesty or any other willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the Company or (b) any felony; (iii) unauthorized use or disclosure by such Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) such Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board entitled to cast a majority of the votes on each matter presented to the Board (the “Incumbent Board”) cease for any reason to be entitled to cast a majority of the votes on each matter presented to the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office (or was caused by any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, had the right to appoint directors entitled to cast a majority of the votes on each matter presented to the Board), such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the IPO Date, the common shares of the Company.

(l) “Company” means Urovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda, with its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets, or otherwise.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(o) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company has completely wound up its affairs and dissolved in accordance with the Companies Act 1981 of Bermuda.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “IPO Date” means the date and time of execution of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total shareholder return; (ix) return on equity or average shareholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) shareholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) initiation or completion of phases of clinical trials and/or studies by specified dates; (xxxix) patient enrollment rates, (xxxx) budget management; (xxxxi) regulatory body and/or pricing approval with respect to products, studies and/or trials; (xxxxii) commercial launch of products; (xxxxiii) progress of partnered programs; (xxxxix) strategic partnerships or transactions; and (xxxxx) other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the dilutive effects of acquisitions or joint ventures; (6) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (7) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (8) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (9) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (10) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (11) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (14) to exclude the effects of entering into or achieving milestones involved in licensing, collaboration, or other business development transactions. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Urovant Sciences Ltd. 2017 Equity Incentive Plan, as amended and restated.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

(ccc) “Transaction” means a Corporate Transaction or a Change in Control. To the extent required for compliance with Section 409A of the Code, in no event will a Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Transaction” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder, to the extent required for compliance with Section 409A of the Code.

FIRST ADOPTED BY THE BOARD OF DIRECTORS: JUNE 1, 2017

FIRST AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: SEPTEMBER 11, 2018

APPROVED BY THE SOLE SHAREHOLDER: SEPTEMBER 13, 2018 FURTHER AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JANUARY 23, 2019

APPROVED BY THE COMPANY’S SHAREHOLDERS: SEPTEMBER 12, 2019

TERMINATION DATE: SEPTEMBER 13, 2028

ANNUAL MEETING OF UROVANT SCIENCES LTD. Date: September 12, 2019 Time: 10:00 A.M. (Local Time) Place: Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT, United Kingdom Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR the nominees listed in proposal 1 and FOR proposals 2, 3, and 4. 1: Election of Directors Recommend Directors For Withhold 01 Myrtle S. Potter For 02 Keith A. Katkin For 03 Sef P. Kustjens, M.D., Ph.D. For 04 Pierre Legault For 05 James Robinson For 06 Frank M. Torti, M.D. For For Against Abstain 2: To as the ratify Company’s the selection Independent of Ernst & Registered Young LLP For Public ending Accounting March 31, 2020, Firm for the the appointment fiscal year of for Ernst statutory & Young purposes LLP as the under Company’s the Bermuda auditor Companies Company’s fiscal Act 1981, year as ending amended, March for 31, the 2020 and the Audit the authorization Committee, of to the set the Board, remuneration through auditor for Ernst for & the Young Company’s LLP as the fiscal Company’s year ending March 31, 2020. 3: To Stock approve Purchase the Company’s Plan. 2019 Employee For 4: To approve an amendment to the Company’s For the 2017 number Equity of Incentive common Plan shares to increase issuable thereunder from 4,283,431 to 7,283,431. 5: To which consider may properly and act upon come any before other the matters meeting or any adjournment thereof. Authorized Signatures—This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Urovant Sciences Ltd. to be held on Thursday, September 12, 2019 for Holders as of July 15, 2019 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Call www. Go To proxydocs.com/UROV 866-355-9883 • your vote online. • Use any touch-tone telephone. Cast OR • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Keith A. Katkin and Bryan Smith, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the common shares of Urovant Sciences Ltd. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4. All votes must be received by 11:59 P.M. London Time, September 11, 2019. PROXY TABULATOR FOR UROVANT SCIENCES LTD. P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Urovant Sciences Ltd. Annual Meeting of Shareholders September 12, 2019, 10:00 a.m. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Keith A. Katkin and Bryan Smith (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the common shares of Urovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT, United Kingdom, on September 12, 2019 at 10:00 a.m. (Local Time) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors. Myrtle S. Potter, Keith A. Katkin, Sef P. Kustjens, M.D., Ph.D., Pierre Legault, James Robinson and Frank M. Torti, M.D. 2. To ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2020, the appointment of Ernst & Young LLP as the Company’s auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company’s fiscal year ending March 31, 2020 and the authorization of the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company’s auditor for the Company’s fiscal year ending March 31, 2020. 3. To approve the Company’s 2019 Employee Stock Purchase Plan. 4. To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of common shares issuable thereunder from 4,283,431 to 7,283,431. 5. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.